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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                        Date of Report: August 28, 1997
                       (Date of earliest event reported)


                             METAL MANAGEMENT, INC.
             (Exact name of registrant as specified in the charter)


      Delaware
(State or other                                                  94-2835068
jurisdiction                          0-14836                  (IRS Employer
 of incorporation)              (Commission File No.)        Identification No.)

                       500 Dearborn Street, Suite 405
                          Chicago, Illinois  60610
                  (Address of Principal Executive Offices)

                               (312) 645-0700
             Registrant's telephone number including area code)

                                      N/A

        (Former name or former address, if changed since last report)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     Effective August 28, 1997, Metal Management, Inc. (the "Company" or the "Registrant") closed its acquisition of the scrap recycling businesses of Proler Southwest, Inc., a Texas corporation ("Southwest") and Proler Steelworks, L.L.C., a Delaware limited liability company
("Steelworks")(together, the "Proler Group"), headquartered in Houston, Texas.

     Southwest and Steelworks were founded in 1992 and 1994, respectively, principally by William and Ronald Proler. The Proler Group operates a recycling facility in Houston, Texas and a recycling facility in Jackson, Mississippi. The Company intends to continue such use of these facilities.

     The Company acquired the Proler Group for consideration consisting of: (i) $7.5 million in cash; (ii) promissory notes in the aggregate amount of $2,400,000 maturing two years from the closing date and bearing interest at 7% per year; (iii) promissory notes in the aggregate amount of $8,100,000 maturing March 1, 1998 and bearing interest at 8% per year for the first ninety days following closing, and increasing to 10%, 12% and 14% per year for each of the subsequent thirty-day periods; (iv) 1,750,000 shares of Common Stock of the Company; and (v) warrants exercisable for a period of five years to purchase up to 375,000 shares of Common Stock of the Company at an exercise price of $6.00 per share. The Company paid the cash portion of the consideration from working capital. The amount of consideration paid by the Company in the acquisition of the Proler Group was determined in arm's-length negotiations with the Proler Group.

     William T. Proler has joined the Company as a director and entered into a five-year employment agreement with the Company. The employment agreement provides for an annual salary of $225,000, plus a guaranteed bonus equal to twenty five percent of the base salary. Additionally, four other previous shareholders of the Proler Group entered into employment agreements with the Company.

All of the statements herein, other than historical facts, are forward-looking statements made in reliance upon the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. As such, they involve risks and uncertainties and are subject to change at any time. These statements reflect the Company's current expectations regarding the future profitability of the Company and its subsidiaries and the benefits to be derived from the Company's execution of its industry consolidation strategy. There can be no assurance that the Company's actual future performance or that of its subsidiaries will meet the Company's expectations for growth and profitability. The statements in this Form 8-K involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements. As discussed in the Company's annual report for the period ended March 31, 1997 and its quarterly report for the period ended June 30, 1997, some of the factors which could affect the Company's performance include, among other things, cyclicality of the scrap metal recycling industry, price fluctuations in commodity markets, adverse economic conditions, inability to successfully access capital, unavailability of suitable acquisition opportunities, the cost of

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complying with environmental laws and regulations, the risk that announced mergers are not consummated, the risk of challenges by the Company's competition, and the risk that the Company will face difficulties in consolidating and controlling operations in diverse geographic locations.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements of Businesses Acquired

     It is impracticable to provide financial statements of the Proler Group at this time. The Registrant will file the required financial statements within 60 days of the date of this Report.

     (b) Pro Forma Financial Information

     It is impracticable to provide pro forma financial information as required by this item at this time. The Registrant will file the required pro forma financial information within 60 days of the date of this Report.

     (c) Exhibits

     2.1 Agreement and Plan of Merger dated as of August 27, 1997, by and among the Registrant, Proler Acquisition, Inc., Proler Southwest, Inc. and the Shareholders of Proler Southwest, Inc.

     2.2 Purchase Agreement for Membership Interests of Proler Steelworks, L.L.C. dated as of August 27, 1997 by and among the Registrant, Proler Steelworks, L.L.C. and the Members of Proler Steelworks, L.L.C.

     10.1 Employment Agreement dated as of August 27, 1997 by and between the Registrant and William T. Proler.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     METAL MANAGEMENT, INC.


Dated September 11, 1997             By:       /s/ Gerard M. Jacobs
                                        -----------------------------------
                                        Gerard M. Jacobs,
                                        President and Chief Executive Officer


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